Exhibit 99.1

Investor Contact:
Leslie Wojcik
SEI
+1 610-676-4191
lwojcik@seic.com
Pages:    1

FOR IMMEDIATE RELEASE

SEI Declares Dividend of $0.35 Per Share

OAKS, Pa., Dec. 10, 2019 – The Board of Directors of SEI Investments Company (NASDAQ: SEIC) on Dec. 9, 2019 declared a regular semi-annual dividend of $0.35 (thirty-five cents) per share. The cash dividend will be payable to shareholders of record on Dec. 27, 2019, with a payment date of Jan. 8, 2020.

About SEI
After 50 years in business, SEI (NASDAQ:SEIC) remains a leading global provider of investment processing, investment management, and investment operations solutions that help corporations, financial institutions, financial advisors, and ultra-high-net-worth families create and manage wealth. As of Sept. 30, 2019, through its subsidiaries and partnerships in which the company has a significant interest, SEI manages, advises or administers $1 trillion in hedge, private equity, mutual fund and pooled or separately managed assets, including $335 billion in assets under management and $662 billion in client assets under administration. For more information, visit seic.com.

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